SUBSIDIARIES OF CHEMFIRST INC.

                                                                Jurisdiction
                                                                     of
         Company Name                                           Organization
         ------------                                           ------------

Burmar Chemical, Inc.......................................      California
CEM Investment, Inc........................................      Mississippi
ChemFirst Fine Chemicals, Inc..............................      Mississippi
ChemFirst Foundation, Inc..................................      Mississippi
ChemFirst Texas, Inc.......................................         Texas
Dew Resources, Inc.........................................      Mississippi
EKC Technology, Inc........................................      California
EKC Technology International, Inc..........................      California
EKC Technology K K.........................................         Japan
EKC Technology Limited ....................................       Scotland
FCC Acquisition Corporation................................      California
FEC Marketing, Inc.........................................         Texas
First Chemical Corporation.................................      Mississippi
First Chemical Corporation dba
   ChemFirst Fine Chemicals ...............................      Mississippi
First Chemicals Holdings, Inc..............................      Mississippi
First Chemical Texas, L.P..................................       Delaware
First Energy Corporation...................................      Mississippi
FirstMiss, Inc.............................................         Iowa
FRM, Inc...................................................      Mississippi
FRM International, Inc. ...................................  U.S. Virgin Islands
FT Chemical, Inc...........................................         Texas
Industrial Insulations of Texas, Inc.......................         Texas
Maxadyne Corporation.......................................      California
Maxadyne Corporation of Louisiana..........................       Louisiana
Micropel, Inc..............................................      California
Mycosil, Inc...............................................      California
Plasma Processing Corporation..............................       Delaware
SCE Technologies, Inc......................................       Delaware
Star Corrosion & Refractory, Inc...........................       Louisiana
TriQuest, L.P. ............................................       Delaware
TriQuest Japan K K.........................................         Japan